Exhibit 99.1

NOTICE OF REDEMPTION AND SATISFACTION AND DISCHARGE
in respect of
7.125% Senior Subordinated Notes due 2021
of
Dycom Investments, Inc.
(CUSIP No. 144A: 267482 AE7)*

September 15, 2015

Redemption Date: October 15, 2015

To:	The Holders of all of the outstanding principal amount of Dycom Investments, Inc. 7.125% Senior Subordinated Notes due 2021 (the “Notes”)

NOTICE IS HEREBY GIVEN that, Dycom Investments, Inc. (the “Company”) has elected to redeem all of the issued and outstanding Notes pursuant to the terms of the Notes and Section 3.07(e) of the Indenture, dated as of January 21, 2011(as supplemented and amended, including pursuant to the First Supplemental Indenture, dated as of January 28, 2011, the Second Supplemental Indenture, dated as of December 12, 2012, the Third Supplemental Indenture dated as of February 26, 2013, the Fourth Supplemental Indenture, dated as of July 26, 2013, the Fifth Supplemental Indenture, dated as of July 25, 2014, the Sixth Supplemental Indenture, dated as of October 24, 2014, the Seventh Supplemental Indenture, dated as of January 24, 2015 and the Eighth Supplemental Indenture dated as of July 27, 2015, the “Indenture”), between the Company, the guarantors party thereto and U.S. Bank National Association, as Trustee (the “Trustee”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. The outstanding principal amount of the Notes is $277,500,000.

1.
The Company will redeem all outstanding Notes on October 15, 2015 (the “Redemption Date”). On the Redemption Date, the Redemption Price (as defined below) will become due and payable and interest shall cease to accrue on the Notes on and after the Redemption Date.

2.
The Company will pay a Redemption Price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Price”). The applicable Premium is $51.10 per $1,000 of outstanding principal amount of Notes and the accrued and unpaid interest is $17.81 per $1,000 of outstanding principal of the Notes.

3.	Payment will be made upon presentation and surrender of the Notes at:

By Hand, Registered or Certified Mail, or Overnight Delivery
U.S. Bank National Association
Corporate Trust Services
111 Fillmore Ave. E
St. Paul, MN 55107
1-800-934-6802

The Company has deposited the Redemption Price with U.S. Bank National Association (the “Paying Agent”) in accordance with the terms of the Indenture. Holders must surrender their Notes to the Paying Agent in order to collect the Redemption Price. The Indenture governing the Notes has been satisfied and discharged as provided in Section 12.01 of the Indenture. Payment of the Redemption Price will be made upon presentation and surrender of the Notes. Interest accrued to the Redemption Date will be paid as specified in this Notice. No further interest will accrue on the Notes on or after the Redemption Date.

The method of delivery of the Notes is at option and risk of the holders but, if mail is used, registered mail is recommended for your protection.

4.
No representation is made as to the correctness of CUSIP or other similar numbers either appearing on this Notice or the notice to the Trustee. None of the Company, the Trustee or any agent of the Company or the Trustee shall have any liability in respect of the use of any CUSIP or other similar number or numbers on such notices, and the redemption of such Notes shall not be affected by any defect in or omission of such numbers. The CUSIP numbers are included herein solely for the convenience of the registered owners of the Notes.

BY: DYCOM INVESTMENTS, Inc.

IMPORTANT TAX INFORMATION

The payer may be required to withhold 28% of the payment upon redemption to certain holders of the Notes who have failed to furnish the payer with a completed Internal Revenue Service Form W-9, entitled “Request for Taxpayer Identification and Certification” (in the case of a U.S. person) or applicable Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI or other applicable Form W-8 (in the case of a non-U.S. person) or exemption certificate of the payee.  Therefore, please furnish a correctly completed Form W-9 or W-8, as applicable, to your payer, or exemption certificate or equivalent, prior to the redemption to avoid any such withholding or penalties.

* No representation is being made by the Company or the Trustee as to the correctness or accuracy of the CUSIP numbers.